UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA	98119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Registered Direct Offering

On July 24, 2025, Omeros Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Polar Asset Management Partners (the “Purchaser”) pursuant to which the Company agreed to issue and sell to the Purchaser in a registered direct offering (the “Offering”) an aggregate of 5,365,853 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price per Share of $4.10, for gross proceeds of $22 million. The purchase price of the Shares represented a premium of approximately 14% to the closing price of the Common Stock on the date of the Purchase Agreement. The closing of the Offering is expected to occur on July 28, 2025, subject to satisfaction of customary closing conditions.

The offer and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268269), which was previously filed with the United States Securities and Exchange Commission (the “Commission”) on November 9, 2022 and declared effective by the Commission on November 17, 2022.

The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and estimated offering expenses payable by the Company, are expected to be approximately $20.3 million. The Company intends to use the net proceeds from this offering for general corporate purposes, including for clinical and pre-clinical development of current and future product candidates, and for working capital.

On July 24, 2025, the Company also entered into a Placement Agent Agreement (the “Placement Agreement”) with D. Boral Capital LLC, as the exclusive placement agent (the “Placement Agent”), in connection with the Offering. Pursuant to the terms of the Placement Agreement, the Placement Agent agreed to use reasonable best efforts to arrange for the sale of the Shares, for which the Company will pay the Placement Agent a fee equal to 6.0% of the gross proceeds received by the Company from the sale of the Shares. The Company also agreed to reimburse the Placement Agent at the closing of the Offering for expenses incurred, including disbursements of its legal counsel, in an amount not to exceed an aggregate of $125,000.

The Purchase Agreement and Placement Agreement each contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties thereto, and termination provisions. Such representations, warranties and agreements were made only for purposes of the respective agreements and as of specific dates, are solely for the benefit of the parties to each such agreement, and may be subject to limitations agreed upon by the contracting parties. Neither the Purchase Agreement nor the Placement Agreement is intended to provide any other factual information about the Company.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Placement Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Placement Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement and the Placement Agreement are qualified in their entirety by reference to such exhibits.

A copy of the opinion of Holland & Knight LLP relating to the validity of the Shares to be sold in the Offering is attached as Exhibit 5.1 hereto.

On July 25, 2025, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Recent Developments

In the prospectus supplement related to the Offering the Company provided updates on a number of matters related to its business and operations, which are set forth below.

Narsoplimab Biologics License Application Update

As previously disclosed, in March 2025, the Company resubmitted to U.S. Food and Drug Administration (“FDA”) the biologics license application (“BLA”) seeking regulatory approval for narsoplimab in hematopoietic stem cell transplant-associated thrombotic microangiopathy (“TA-TMA”). The resubmission was accepted for review by FDA as a class 2 resubmission and, pursuant to the Prescription Drug User Fee Act (“PDUFA”), was assigned an initial target action date for the FDA decision of September 25, 2025. Following the submission of information in response to an information request from FDA, FDA informed the Company that the PDUFA date will be extended to December 26, 2025. The Company is having discussions with FDA to determine whether this extension is necessary and, if so, whether FDA can accelerate its review. To date, all analyses requested by FDA as part of its review have been consistent with and have provided statistically significant support of narsoplimab’s benefit demonstrated in the analyses submitted as part of the BLA resubmission. In addition, FDA has stated that, assuming no major deficiencies are identified during its review, labeling discussions are planned to begin no later than October 2025.

The Company also previously announced that it submitted a Marketing Authorization Application (“MAA”) for narsoplimab for the treatment of TA-TMA in the European Union. The European Medicines Agency (“EMA”) completed validation of the narsoplimab MAA, which confirms that the submission is accepted and starts the formal review process by EMA’s Committee for Human Medicinal Products. The Company expects an opinion on the MAA in mid-2026.

As with any BLA or MAA, there can be no guarantee that FDA or the EMA will complete their respective reviews within a given timeframe, or that the Company’s BLA or MAA will ultimately be approved.

PDE7 Inhibitor Program

As previously disclosed, in April 2023, the Company was awarded a grant from the National Institute on Drug Abuse (“NIDA”), part of the National Institutes of Health, to develop, at NIDA’s request, its lead orally administered phosphodiesterase 7 (“PDE7”) inhibitor compound for the treatment of cocaine use disorder. NIDA awarded the grant to us for a total of $6.24 million over three years, of which the Company has claimed and received $1.5 million of funding to date. The grant is intended to support preclinical cocaine interaction/toxicology studies to assess safety of the therapeutic candidate in the presence of concomitant cocaine administration, as well as an in-patient, placebo-controlled clinical study evaluating the safety and effectiveness of OMS527 in adult cocaine users who receive concurrent intravenous cocaine. The preclinical studies, designed by NIDA toxicologists, have been completed successfully and provide the drug-interaction safety data necessary to support the human study of OMS527 in cocaine use disorder. Prior to being able to initiate the clinical in-patient study in cocaine users, FDA has requested that the Company provide additional preclinical information. The Company is having discussions with FDA regarding this request and the scope of the additional information to be submitted.

Capital Matters

As of July 18, 2025, there were 61,760,935 shares of Common Stock outstanding and the Company held cash and cash equivalents of approximately $26.0 million.

Partnership Discussions

The Company is in discussions regarding potential asset acquisition and/or licensing agreements in connection with certain of its clinical assets. The most advanced of these discussions relates to an agreement with a potential multi-billion total transaction value exclusive of royalties. Upon closing this transaction, the Company would expect to receive an upfront payment that would (1) provide for the repayment in full of the $67.1 million term loan outstanding under its secured credit facility, as well as related prepayment premiums, (2) allow for repayment at or prior to maturity of approximately $17.1 million aggregate principal amount of the Company's 5.25% convertible senior notes maturing February 15, 2026 and (3) provide sufficient additional capital for more than 12 months of post-closing operations. The Company would expect this transaction also would include near- and longer-term milestones that could provide substantial additional capital and, if regulatory approval is obtained, sales-based milestones and royalties with respect to commercial sales. The Company can provide no assurance that any transaction will be consummated on favorable terms or at all.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, including statements regarding the anticipated closing of the offering and use of proceeds of the offering, expectations with respect to the timing and outcome of regulatory discussions and submissions and our ability to consummate licensing, partnering or other transactions and the benefits, if any, we would receive from any such transactions. These forward-looking statements are often indicated by terms such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this Current Report on Form 8-K. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, the risks, uncertainties and other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025, as amended on April 30, 2025, and in our subsequent filings with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Holland & Knight LLP.

10.1	Securities Purchase Agreement, dated as of July 24, 2025, by and between the Company and the investor named therein.

10.2	Placement Agent Agreement, dated as of July 24, 2025, by and between the Company and D. Boral Capital LLC.

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1).

99.1	Press Release dated July 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: July 25, 2025	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors

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